Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	M. Keith Waddell
Vice Chairman, President and
Chief Financial Officer
(650) 234-6000

ROBERT HALF INTERNATIONAL INC. REPORTS REVENUES AND EARNINGS FOR THE FIRST QUARTER OF 2011

MENLO PARK, California, April 21, 2011 — Robert Half International Inc. (NYSE symbol: RHI) today reported revenues and earnings for the first quarter ended March 31, 2011.

For the quarter ended March 31, 2011, net income was $26.7 million or $.18 per share, on revenues of $880.9 million. Net income for the prior year’s first quarter was $8.5 million or $.05 per share, on revenues of $737.2 million.

“During the first quarter, we continued to see positive business trends,” said Harold M. Messmer, Jr., chairman and CEO of Robert Half International. “Companywide revenues grew 19 percent from the first quarter of last year, and income per share was up 248 percent from one year ago.”

Messmer added, “We saw strong demand for our professional staffing services, particularly in our Robert Half Technology and Robert Half Finance & Accounting divisions. We also saw an improving pricing environment indicative of further strengthening in our underlying labor markets.”

Robert Half International management will conduct a conference call today at 5 p.m. EDT following the release. The dial-in number is 877-814-0475 (+1-706-643-9224 outside the United States). The password to access the call is “Robert Half.” A taped recording of this call will be available for replay beginning at approximately 8 p.m. EDT today and ending at 8 p.m. EDT on April 28. The dial-in number for the replay is 800-642-1687 (+1-706-645-9291 outside the United States). To access the replay, enter conference ID# 53396047. The conference call also will be archived in audio format on the company’s website at www.rhi.com.

Founded in 1948, Robert Half International Inc., the world’s first and largest specialized staffing firm, is a recognized leader in professional consulting and staffing services, and is the parent company of Protiviti®, a global business consulting and internal audit firm composed of experts in risk, advisory and transaction services. The company’s specialized staffing divisions include Accountemps®, Robert Half® Finance & Accounting and Robert Half® Management Resources, for temporary, full-time and senior-level project professionals, respectively, in the fields of accounting and finance; OfficeTeam®, for highly skilled temporary administrative support personnel; Robert Half® Technology, for information technology professionals; Robert Half® Legal, for legal personnel; and The Creative Group®, for advertising, marketing and web design professionals.

Robert Half International has staffing and consulting operations in more than 400 locations worldwide.

Certain information contained in this press release may be deemed forward-looking statements regarding events and financial trends that may affect the company’s future operating results or financial positions. These statements may be identified by words such as “estimate”, “forecast”, “project”, “plan”, “intend”, “believe”, “expect”, “anticipate”, or variations or negatives thereof, or by similar or comparable words or phrases. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the statements.

These risks and uncertainties include, but are not limited to, the following: the global financial and economic situation; changes in levels of unemployment and other economic conditions in the United States or foreign countries where the company does business, or in particular regions or industries; reduction in the supply of candidates for temporary employment or the company’s ability to attract candidates; the entry of new competitors into the marketplace or expansion by existing competitors; the ability of the company to maintain existing client relationships and attract new clients in the context of changing economic or competitive conditions; the impact of competitive pressures, including any change in the demand for the company’s services, on the company’s ability to maintain its margins; the possibility of the company incurring liability for its activities, including the activities of its temporary employees, or for events impacting its temporary employees on clients’ premises; the possibility that adverse publicity could impact the company’s ability to attract and retain clients and candidates; the success of the company in attracting, training, and retaining qualified management personnel and other staff employees; the company’s ability to comply with governmental regulations affecting personnel services businesses in particular or employer/employee relationships in general; whether there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; the company’s reliance on short-term contracts for a significant percentage of its business; litigation relating to prior or current transactions or activities, including litigation that may be disclosed from time to time in the company’s SEC filings; the ability of the company to manage its international operations and comply with foreign laws and regulations; the impact of fluctuations in foreign currency exchange rates; the possibility that the additional costs the company will incur as a result of health care reform legislation may adversely affect the company’s profit margins or the demand for the company’s services; the possibility that the company’s computer and communications hardware and software systems could be damaged or their service interrupted; and the possibility that the company may fail to maintain adequate financial and management controls and as a result suffer errors in its financial reporting.

Additionally, with respect to Protiviti, other risks and uncertainties include the fact that future success will depend on its ability to retain employees and attract clients; there can be no assurance that there will be ongoing demand for Sarbanes-Oxley or other regulatory compliance services; failure to produce projected revenues could adversely affect financial results; and there is the possibility of involvement in litigation relating to prior or current transactions or activities.

Because long-term contracts are not a significant part of the company’s business, future results cannot be reliably predicted by considering past trends or extrapolating past results. The company undertakes no obligation to update information contained in this release.

A copy of this release is available at www.rhi.com.

ATTACHED:	Summary of Operations

Supplemental Financial Information

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUMMARY OF OPERATIONS

(in thousands, except per share amounts)

	Quarter
	Ended March 31,
	2011	2010
	(Unaudited)

Net service revenues	$880,869	$737,173
Direct costs of services	542,780	469,045

Gross margin	338,089	268,128

Selling, general and administrative expenses	293,686	255,668
Amortization of intangible assets	39	269
Interest income	(212)	(74)

Income before income taxes	44,576	12,265
Provision for income taxes	17,871	3,790

Net income	$26,705	$8,475

Net income available to common stockholders	$26,293	$7,626

Diluted net income per share	$.18	$.05

Shares:
Basic	142,653	144,239
Diluted	144,136	145,673

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	Quarter
	Ended March 31,
	2011	2010
	(Unaudited)
REVENUES:
Accountemps	$330,326	$289,102
OfficeTeam	176,331	141,434
Robert Half Technology	96,559	75,154
Robert Half Management Resources	111,466	92,996
Robert Half Finance & Accounting	67,604	48,639
Protiviti	98,583	89,848

Total	$880,869	$737,173

GROSS MARGIN:
Temporary and consultant staffing	$245,668	$201,069
Permanent placement staffing	67,589	48,594
Risk consulting and internal audit services	24,832	18,465

Total	$338,089	$268,128

OPERATING INCOME:
Temporary and consultant staffing	$38,070	$16,946
Permanent placement staffing	7,867	3,116
Risk consulting and internal audit services	(1,534)	(7,602)

Total	$44,403	$12,460

SELECTED CASH FLOW INFORMATION:
Amortization of intangible assets	$39	$269
Depreciation expense	$12,756	$14,923
Capital expenditures	$14,563	$8,276
Open market repurchases of common stock (shares)	958	—

ROBERT HALF INTERNATIONAL INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(in thousands)

	March 31,
	2011	2010
	(Unaudited)
SELECTED BALANCE SHEET INFORMATION:
Cash and cash equivalents	$281,830	$349,364
Accounts receivable, less allowances	$466,540	$373,481
Total assets	$1,290,595	$1,271,045
Current liabilities	$420,438	$346,600
Notes payable and other indebtedness, less current portion	$1,626	$1,749
Total stockholders’ equity	$839,959	$896,769

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